Exhibit 1.1

Perpetua Resources Corp.

Common Shares

(without par value)

Controlled Equity OfferingSM

Sales Agreement

May 12, 2023

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Perpetua Resources Corp., a corporation incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) and having its head office located in Boise, Idaho (the “Company”), confirms its agreement (this “Agreement”) with Cantor Fitzgerald & Co. (the “Agent”), as follows:

1.

Issuance and Sale of Common Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Agent, as sales agent or principal, common shares (the “Placement Shares”) without par value of the Company (the “Common Shares”); provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of Common Shares registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of Common Shares for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement filed by the Company and which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 2, 2022, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-266071), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus or a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus or prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, and any one or more additional effective registration statements on Form S-3 from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any Prospectus Supplement, any Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

Each party covenants to the other party that (i) it will not undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of the Placement Shares in Canada, (ii) it will not undertake an offer or sale of any Placement Shares through the facilities of the Toronto Stock Exchange (“TSX”) or any other Canadian trading market (together with the TSX, a “Canadian Market”) and (iii) it will not undertake an offer or sale of any of the Placement Shares to any person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on behalf of persons in Canada or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver the Placement Shares in Canada, whether through the facilities of a Canadian Market or otherwise, or to any persons in Canada or acting on the behalf of persons in Canada, in each case pursuant to this Agreement.

2.

Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.

Sale of Placement Shares by the Agent. Subject to the provisions of Section 5(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market LLC (the “Nasdaq”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations. “Trading Day” means any day on which Common Shares are traded on the Nasdaq.

4.

Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect any obligation under Sections 7(l), 7(m), 7(n) and 7(v) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule 3 may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.	Sale and Delivery to the Agent; Settlement.
(a)

Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

(b)

Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”) and after May 28, 2024, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent for such Placement Shares, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any Governmental Authority in respect of such sales.

(c)

Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust

Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)

Denominations; Registration. Certificates for the Placement Shares, if requested by the Agent, shall be in such denominations and registered in such names as the Agent may request in writing at least two (2) full Business Days before the applicable Settlement Date. The certificates for the Placement Shares, if any, will be made available by the Company for examination and packaging by the Agent in the City of New York not later than noon (New York time) on the Business Day prior to the applicable Settlement Date.

(e)

Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

6.

Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different time:

Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective by the Commission under the Securities Act. The Prospectus Supplement will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or, to the Company’s knowledge, threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented, such consent not to be unreasonably withheld, conditioned or delayed. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Nasdaq and the TSX under the trading symbol “PPTA.” The Company has not received and has no notice of any order ceasing or suspending trading in the securities of the Company or prohibiting the sale of the Common Shares. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Nasdaq or the TSX, nor has the Company received any notification that the Commission, the Nasdaq or the TSX is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq and the TSX and all material filings and fees required to be made and paid by the Company pursuant to Canadian Securities Laws and Applicable Securities Laws and general corporate law have been made and paid. The Company will apply to list the Placement Shares on the TSX and the Nasdaq;

(a)

No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agent in writing specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Agent to the Company consists of Agent Information (as defined below);

(b)

Conformity with the Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable;

(c)

Conformity with EDGAR Filing. The Prospectus delivered to the Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)

Good Standing of the Company. The Company: (i) has been duly incorporated as a company under the BCBCA and is, with respect to the filing of annual reports, in good standing under the BCBCA; (ii) has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Placement Shares and to enter into and carry out its obligations under this Agreement;

(e)

Ownership of Subsidiaries. Idaho Gold Resources Company, LLC (“Idaho Gold”) and Perpetua Resources Idaho, Inc. (each, a “Subsidiary” and collectively, the “Subsidiaries”) are the only subsidiaries of the Company. The Company beneficially owns, directly or indirectly, the percentage indicated in Schedule 4 of the issued and outstanding shares in the capital of the Subsidiaries free and clear of all encumbrances and the Company is entitled to the full beneficial ownership of all shares in the Subsidiaries. All of such shares in the capital of the Subsidiaries have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares. None of the outstanding securities of any Subsidiaries were issued in violation of the pre-emptive or similar rights of any security holder of such Subsidiaries. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Company to sell, transfer or otherwise dispose of any securities of any Subsidiary;

(f)

Good Standing of Subsidiaries. Each of the Subsidiaries: (i) has been duly incorporated, continued or amalgamated in its jurisdiction of incorporation and is up-to-date in all material corporate filings and in good standing under the laws of such jurisdiction, (ii) has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets, respectively; and (iii) is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; except where the failure to be so qualified under (iii) or in good standing under (i), as the case may be, could not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below);

(g)	No Proceedings for Dissolution. No acts or proceedings have been taken, instituted or, are pending for the dissolution or liquidation of the Company or the Subsidiaries;
(h)	Material Compliance with Laws. Each of the Company and the Subsidiaries is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its properties or carry on business to enable their business to be carried on as now conducted and proposed to be conducted and its properties and assets to be owned, leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and, other than as disclosed in the Prospectus, it has not received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits, which could have a Material Adverse Effect.

As used in this Agreement, “Material Adverse Effect” shall mean (i) any change, event, occurrence, state of facts, effect or circumstance that, individually or in the aggregate with other such changes, events, occurrences, states of fact, effects or circumstances, is or would reasonably be expected to be material and adverse to the business, operations, results of operations, assets, properties, prospects, capitalization, financial condition or liabilities of the Company and its Subsidiaries, taken as a whole; or (ii) any fact, event, or change that would result in the Registration Statement and Prospectus containing a material misstatement or omission;

(i)

Share Capital. The authorized capital of the Company consists of an unlimited number of Common Shares without par value, an unlimited number of first preferred shares without par value, and an unlimited number second preferred shares without par value of which, as of the close of business on May 12, 2023, 63,165,367 Common Shares were outstanding as fully paid and non-assessable shares of the Company, no first preferred shares were outstanding, and no second preferred shares were outstanding. Such authorized capital of the Company conforms in all material respects to the descriptions thereof contained in the Prospectus;

(j)

Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights (except any such contractual rights that have been duly waived), resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus;

(k)

Corporate Actions. All necessary corporate action has been taken by the Company so as to: (i) authorize the execution, delivery and performance of this Agreement; and (ii) validly issue the Placement Shares as fully paid and non-assessable Common Shares;

(l)

Valid and Binding Documents. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof it shall constitute valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitations Act (British Columbia);

(m)

No Default or Breach. Except where such breach, default, violation or conflict would not reasonably be expected to have a Material Adverse Effect, the Company is not in breach or default of, and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, and the issue and sale of the Placement Shares, do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company, including Applicable Securities Laws; (B) the constating documents, notice of articles, articles or resolutions of the Company which are in effect at the date of hereof; (C) any Debt Instrument, contract, commitment, agreement, instrument, lease or other document (written or oral) (each, a “Material Agreement”), to which the Company or the Subsidiaries are a party and which is material to the Company and the Subsidiaries on a consolidated basis, including but not limited to, the agreement between the Company, Idaho Gold, and Paulson & Co. Inc. dated March 17, 2020 (the “Participation Agreement”); or (D) any judgment, decree or order binding the Company or the properties or assets of the Company.

As used herein, “Applicable Securities Laws” means collectively, the applicable securities laws in each of the jurisdictions in which the Placement Shares are offered or sold, the respective regulations made thereunder, and all applicable rules and policies of the TSX and the Nasdaq. As used herein, “Debt Instrument” means any note, loan, bond, debenture, indenture, promissory note, credit facility, or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Company or the Subsidiaries are a party or to which their property or assets are otherwise bound;

(n)

FINRA Exemption. To enable the Agent to rely on Rule 5110(h)(1)(C) of FINRA, the Company represents that the Company has (i) a reporting history of 36 calendar months immediately preceding the filing of the Registration Statement and (ii) at least $150 million aggregate market value of voting stock held by non-affiliates, or alternatively the aggregate market value of the voting stock held by non-affiliates of the Company is $100 million or more and the Company has had an annual trading volume of such stock of three million shares or more;

(o)

No Restrictions to Compete. Other than certain restrictions under the Technology Investment Agreement by and between the United States of America and Perpetua Resources Idaho, Inc., dated December 16, 2022, as may be amended from time to time, the Company is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company to compete in any line of business, transfer or move any of its assets or operations.

(p)

Material Agreements. With respect to the Material Agreements: (i) all of the Material Agreements are valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof; provided, that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; (ii) the Company and the Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and are in compliance with all terms, conditions and covenants contained in each Material Agreement that could have a material impact on the Company or its Subsidiaries; and (iii) to the knowledge of the Company, no other party is in breach, violation or default of any term under any Material Agreement;

(q)

Necessary Consents and Approvals. At each Applicable Time, all consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for the execution and delivery of this Agreement the issuance, sale and delivery of the Placement Shares, and the consummation of the transactions contemplated hereby shall have been made or obtained, as applicable, other than such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws in connection therewith;

(r)

Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or notes thereto, or (ii) in the case of unaudited financial statements, to the extent they may exclude footnotes or may be condensed or summary statements and subject to normal year-end audit adjustments); the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and are prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(s)

Off-Balance Sheet Arrangements and Liabilities. There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company which are required to be disclosed and are not disclosed or reflected in the Financial Statements and the Company does not have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements;

(t)	Accounting Policies. There has been no change in accounting policies or practices of the Company since December 31, 2022, other than as required by GAAP and as disclosed in the Financial Statements;

(u)

Internal Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective as of the latest date of management’s evaluation of such internal control over financial reporting as set forth in the Company’s periodic reports and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within ninety (90) days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls;

(v)

Independent Public Accounting Firm. PricewaterhouseCoopers LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company;

(w)

Labor and Employment Matters. No material labor dispute, complaint, grievance or other conflict with the employees of the Company or the Subsidiaries currently exists or is pending, or to the knowledge of the Company is threatened or pending. No union representation question exists respecting the employees of the Company or the Subsidiaries and no collective bargaining agreement is in place or currently being negotiated by the Company or the Subsidiaries. The Company and Subsidiaries are currently in material compliance with all laws and regulations respecting employment and employment practices, workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders of a material nature against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such material claim;

(x)

No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein) and other than the Company’s execution of this Agreement and the sale of any Placement Shares, there has not been (i) any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis, (ii) there has not been any material change in the capital stock or long-term debt of the Company and its Subsidiaries on a consolidated basis and (iii) the Company and each Subsidiary has carried on its business in the ordinary course;

(y)

Material Properties and Mining Rights. The Stibnite Gold Project (the “Stibnite Gold Project”) located in central Idaho, United States comprised of the mineral concessions described in the technical report summary, dated as of December 31, 2021, and amended as of June 6, 2022, and prepared by M3 Engineering & Technology Corp., Grenvil Dunn, C.Eng., Garth D. Kirkham, P.Geo., Blue Coast Metallurgy Ltd., Value Consulting, Inc. and Tierra Group International, Ltd. (the “TRS”), which summarizes the technical report titled “Stibnite Gold Project, Feasibility Study Technical Report, Valley County, Idaho” effective December 22, 2020, issued on January 27, 2021, and prepared by Richard K. Zimmerman, R.G., SME-RM, Art Ibrado, P.E., Grenvil M. Dunn, C.Eng., Garth D. Kirkham, P. Geo., Christopher J. Martin, C.Eng., Peter E. Kowalewski, P.E., Chris J. Roos, P.E. and Scott Rosenthal, P.E. (the “FS Technical Report”) is the only mining project which the Company directly or indirectly owns and: (i) the Company and the Subsidiaries are the absolute legal and beneficial owners of and have good and marketable title to all of the material assets of the Company and the Subsidiaries, including the Stibnite Gold Project and all of Mining Rights thereof, all of which are valid and in good standing, free of encumbrances, except for the Permitted Encumbrances and as disclosed in the Prospectus. Except as disclosed in the Prospectus, no other Mining Rights are necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and the Company knows of no claim or basis for any claim that would have a Material Adverse Effect on the right of the Company or the Subsidiaries to use, transfer, access or otherwise exploit such Mining Rights. Except as disclosed in the Prospectus, the Company and the Subsidiaries have no responsibility or obligation to pay any commission, royalty, license fee or similar payment to any person with respect to the Mining Rights thereof, (ii) the Company and the Subsidiaries hold the Mining Rights under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and the Subsidiaries to access, explore the mineral deposits relating thereto as are appropriate in view of their respective rights and interests therein; all such Mining Rights have been validly located and, to the best of the Company’s knowledge after having made due investigation, recorded by the applicable regulatory authorities in accordance with all applicable laws and are valid, in full force and effect, enforceable in accordance with their respective terms and neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, including failure to fulfill any payment or work obligation thereunder, nor has any such default been alleged, (iii) there are no restrictions imposed by any applicable law or by agreement which materially conflict with the proposed exploration, evaluation and maintenance of the Stibnite Gold Project, (iv) neither the Company nor any Subsidiary has received written notice of any claims for construction liens or other liens, charges, encumbrances, security interests or adverse claims with respect to work or services performed or materials supplied to, on or in connection with the Stibnite Gold Project other than liens or encumbrances imposed in the ordinary course of business and the Permitted Encumbrances (as defined below), (v) all rentals, payment and obligations (including but not limited to maintenance for the Mining Rights (as defined below)), royalties, overriding royalty interests, production payments, net profits, interest burdens and other payments due or payable on or prior to the date hereof under or with respect to the Stibnite Gold Project have been properly and timely paid and (vi) except as disclosed in the Prospectus Documents, all: (A) mines and mining related activities where the Company or any of the Subsidiaries is operator have been explored, developed and operated in accordance with good mining practices and in compliance in all material respects with all applicable laws during such time as the Company or any of its Subsidiaries was operator and (B) mines located in or on the lands of the Company or any of the Subsidiaries or lands pooled or unitized therewith, which have been abandoned by the Company or a Subsidiary have in all material respects been developed, managed and abandoned in accordance with good mining practices and in compliance with all applicable laws.

As used herein, “Mining Rights” means all prospecting, exploration, development, ingress, egress, access and surface rights, mining and mineral rights, concessions, claims, licenses, leases, permits, consents, approvals and authorizations in respect of the Stibnite Gold Project. As used herein, “Permitted Encumbrances” means (i) the continuing security interest and first priority lien on collateral, evidenced by a mortgage and the recording of a royalty deed and memorandum of royalty agreement granted in connection with the royalty agreement dated as of May 7, 2013, as amended, among the Company, certain of its subsidiaries and Franco-Nevada Idaho Corporation (the “FNV Royalty Agreement”), (ii) the guarantee under a USDA Forest Service Reclamation Performance Bond of US$169,000 related to Midas Gold Idaho, Inc.'s exploration operating plan in the Payette National Forest, (iii) any Permitted Encumbrance (as such term is defined in the FNV Royalty Agreement), (iv) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (v) mechanics', carriers', workers', repairers' and similar liens arising or incurred in the ordinary course of business for amounts not yet due or the validity of which is being contested in good faith by appropriate proceedings, and that do not, and would not, have a Material Adverse Effect on exploration, mine development and operation of the Stibnite Gold Project, (vi) environmental regulations by any Governmental Authority, (vii) title of a lessor under a capital or operating lease, (viii) terms and conditions of the amended and restated option agreement dated as of December 1, 2016 between Stibnite Gold Company and JJO, LLC pursuant to which Stibnite Gold Company is entitled to acquire 100% ownership of the Cinnabar claims (the “Option Agreement”), (ix) such liens, imperfections in title, charges, easements, restrictions, encumbrances or other matters that are due to zoning or subdivision, entitlement and other land use laws or regulations, (x) any set of facts an accurate up-to-date survey would show, provided, however, that such facts do not have a Material Adverse Effect on the exploration, mine development and operation of the Stibnite Gold Project in the ordinary course of business and (xi) security interests granted in connection with statutory obligations or otherwise in favor of a public authority. As used herein, “Governmental Authority” means and includes, without limitation, any national, federal, government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

(z) No Actions or Proceedings. There are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or the Subsidiaries) threatened against or affecting or, to the knowledge of the Company, pending against the Company or the Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, except as disclosed in the Prospectus. The Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will have a Material Adverse Effect;

(aa) Possession of Permits and Authorizations. The Company and the Subsidiaries: (i) have all material permits, certificates, licenses, approvals, consents and other authorizations (collectively, the “Permits”) issued by the appropriate federal, provincial, regional, state, local or foreign regulatory agencies or bodies necessary to carry on the business of the Company and the Subsidiaries as it is currently conducted and all of the Permits issued to date are valid and in full force and effect, (ii) expect any additional Permits that are required to carry out the Company’s and the Subsidiaries’ planned business activities will be obtained in the ordinary course and in accordance with the timing as disclosed in the Prospectus, subject to the risks and uncertainties concerning potential delays as set out in the Prospectus, (iii) are in compliance with the terms and conditions of all Permits except where such non-compliance would not reasonably be expected to have a Material Adverse Effect and (iv) have not received any notice of proceedings relating to the revocation or modification of any such Permits or any notice advising of the refusal to grant any Permit that has been applied for or is in process of being granted;

(bb) Intellectual Property. Except as disclosed or incorporated by reference into the Registration Statement or the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(cc) Insurance. The Company and the Subsidiaries maintain insurance against such losses, risks and damages to their properties and assets in such amounts that are customary for the business in which they are engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage are in good standing, in full force and effect in all respects and not in default. Each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has failed to promptly give any notice of any material claim thereunder;

(dd) Taxes. (i) All material taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, levies, imposts, assessments, deductions, charges or withholdings imposed by a Governmental Authority and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and the Subsidiaries have been paid, (ii) all material tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate, and no material fact or facts have been omitted therefrom which would make any of them misleading and (iii) to the knowledge of the Company, no material examination of any tax return of the Company or the Subsidiaries is currently in progress and there are no material issues or disputes outstanding with any Governmental Authority regarding any taxes that have been paid, or may be payable, by the Company or the Subsidiaries;

(ee) Leased Premises. With respect to each of the premises which are material to the Company and which the Company occupies as a tenant (the “Leased Premises”), the Company and the Subsidiaries occupy the Leased Premises and each has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and the Subsidiaries occupy the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases;

(ff) No Asset Impairment. The Company has undertaken an asset analysis in respect of the Stibnite Gold Project, including all estimates of the mineral resources and mineral reserves reported thereon and has not found any material asset impairment and does not anticipate making any write downs in respect of the Stibnite Gold Project, or any parts thereof;

(gg) Environmental Matters. With respect to the Stibnite Gold Project, other than in respect of the Nez Perce Tribe litigation or as disclosed in the Prospectus: (i) there has not been a material breach of any applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, including laws, ordinances, regulations or orders, relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances (the “Environmental Laws”), (ii) all material licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business currently carried on by the Company and the Subsidiaries have been obtained or have been applied for and the Company expects a Final Environmental Impact Statement and the issuance of a Record of Decision as well as any additional Environmental Permits that are required to carry out the planned business activities on the Stibnite Gold Project to be obtained in the ordinary course and in accordance with the timing as disclosed in the Prospectus and subject to the risks and uncertainties stated therein, and each Environmental Permit is valid, subsisting and in good standing and there are no material defaults or breaches of any Environmental Permits and no proceeding has been threatened, or to the knowledge of the Company, is pending to revoke or limit any Environmental Permit, (iii) there has not been any material breach of Environmental Laws and Environmental Permits, on any property or facility owned or leased or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous substance, and no conditions exist at, on or under any property now or previously owned, operated or leased which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Laws, individually or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect, (iv) there have been no material claims, complaints, notices of, or prosecutions for an offence alleging, non-compliance with any Environmental Laws, and there have been no settlements of any allegation of non-compliance short of prosecution and there are no orders or directions relating to environmental matters including reclamation requiring any material work, repairs, construction or capital expenditures to be made or any notice of same, (v) except as ordinarily or customarily required by applicable permit, no notice has been received by the Company or its Subsidiaries, and to the knowledge of the Company, no notice has been issued alleging or stating that any party is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any law including any Environmental Laws, (vi) all mining related activities, exploration, reclamation, development and other actions and operations have been conducted by the Company and the Subsidiaries in all material respects in accordance with good mining, exploration and engineering practices and all applicable laws including material workers’ compensation and health and safety and workplace laws, mining laws, regulations and policies, (vii) other than the Company’s obligations under the Administrative Settlement Agreement and Order on Consent, there are no ongoing environmental liabilities, claims, or disputes related to historical mining activities on the Stibnite Gold Project, (viii) the Company and the Subsidiaries did not cause the current water quality issues at the Stibnite Gold Project, (ix) the Company has never conducted any mining operations at site and therefore has no control or responsibility for any pollutant discharges, (x) the Company’s actions have been limited to exploration, studying current conditions in the district, evaluating the optimal solutions for remediation and restoration and presenting those solutions to the regulators responsible for the site, (xi) except as disclosed in the Prospectus, there are no reclamation bonds related to the Stibnite Gold Project and (xii) other than ongoing studies in connection with the permitting process currently being undertaken by the Company, there are no material ongoing environmental audits, evaluations, assessments, studies or tests being conducted except for ongoing audits, evaluations, assessments, studies or tests being conducted in the ordinary course;

(hh) Aboriginal or Native Claims. Other than in respect of the Nez Perce Tribe or otherwise publicly disclosed: (i) there are no claims or actions with respect to aboriginal or native rights currently threatened or, to the knowledge of the Company, after due enquiry, pending with respect to the

Stibnite Gold Project, (ii) the Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to the Stibnite Gold Project and (iii) no material dispute in respect of the Stibnite Gold Project with any local or aboriginal or native group exists or, to the knowledge of the Company, is threatened or imminent with respect to the Stibnite Gold Project or any activities thereon;

(ii) Community Relationships. Except as disclosed in the Prospectus, the Company and the Subsidiaries maintain good relationships with the communities and persons affected by or located on the Stibnite Gold Project in all material respects, and, except for comment letters submitted in connection with the Supplemental Draft Environmental Impact Statement review period, there are no material complaints, issues, proceedings, or discussions, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop and operate the Stibnite Gold Project, and the Company and the Subsidiaries do not anticipate any material issues or liabilities to arise that would adversely affect the ability to explore, develop and operate the Stibnite Gold Project;

(jj) Government Relationships. The Company and the Subsidiaries maintain a good working relationship with all Governmental Authorities in the jurisdictions in which the Stibnite Gold Project is located, or in which such parties otherwise carry on their business or operations. All such government relationships are intact and mutually cooperative and, to the knowledge of the Company, there exists no condition or state of fact or circumstances in respect thereof, that would prevent the Company or the Subsidiaries from conducting its business and all activities in connection with the Stibnite Gold Project as currently conducted or proposed to be conducted and there exists no actual or, to the knowledge of the Company, threatened termination, limitation, modification or material change in the working relationship with any Governmental Authorities;

(kk) No Expropriation. No part of the Stibnite Gold Project, Mining Rights or Permits have been taken, revoked, condemned or expropriated by any Governmental Authority nor has any written notice or proceedings in respect thereof been given, or to the knowledge of the Company, been commenced, threatened or is pending, nor does the Company have any knowledge of the intent or proposal to give such notice or commence any such proceedings;

(ll) No Work Stoppage or Interruptions. There has not been in the last two years and there is not currently any actions, proceedings, inquiries, disruptions, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability to explore, develop and operate the Stibnite Gold Project;

(mm) Technical Reports. The information contained in, related to or derived from the TRS is based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required, except as disclosed in the public record. The Company is in compliance, in all material respects, with the provisions of subpart 1300 of Regulation S-K promulgated by the Commission (“S-K 1300”) to the extent applicable to the Company, and has filed all technical reports required to be filed in respect of the Stibnite Gold

Project required thereby. The Company is in compliance with the provisions of National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and has filed all technical reports in respect of the Stibnite Gold Project required thereby, which technical reports remain current as at the date hereof and comply in all material respects with the requirements of NI 43-101 and there is no new material scientific or technical information concerning the Stibnite Gold Project that would require a new technical report in respect thereof to be issued under NI 43-101 (including, but not limited to, in respect of the FS Technical Report). The estimates of the mineral resources and mineral reserves of the Stibnite Gold Project as disclosed by the Company and as provided for in the FS Technical Report have been prepared in accordance with Canadian disclosure standards set forth in NI 43-101, and the method of estimating the mineral resources and mineral reserves has been verified by mining experts who are “qualified persons” (within the meaning of NI 43-101) and the information upon which the estimates of mineral resources and mineral reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof;

(nn) Scientific and Technical Projections. To the knowledge of the Company, the projected capital and operating costs and projected production and operating results relating to the Stibnite Gold Project, as summarized in the TRS, the FS Technical Report and in the Prospectus are reasonable by the Company in all material respects subject to the risks and uncertainties stated therein;

(oo) Employee Plans. Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws;

(pp) Material Accruals. All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company or the Subsidiaries;

(qq) Anti-Bribery and Anti-Corruption Laws. Neither the Company nor the Subsidiaries nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the foregoing, has (i) violated any anti-bribery or anti-corruption laws applicable to the Company, including but not limited to the U.S. Foreign Corrupt Practices Act and Canada’s Corruption of Foreign Public Officials Act (collectively, the “Anti-Corruption Laws”), or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (A) to (1) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (2) any salaried political party official, elected member of political office or candidate for political office, or (3) any company, business, enterprise or other entity owned or controlled by any person described in the foregoing clauses (each, a “Government Official”), whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Company in obtaining or retaining business for or with, or directing business to, any person; or (B) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, in each case of (A) or (B) in violation of the Anti-Corruption Laws. Neither the Company nor the Subsidiaries nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing, has (1) conducted or initiated any review, audit, or internal investigation that concluded the Company or the Subsidiaries, or a subsidiary or any director, officer, employee, consultant, representative or agent of the foregoing violated such laws or committed any material wrongdoing in connection with such laws, or (2) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging non-compliance with any such laws;

(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act , with which any of them is required to comply, including Section 402 related to loans;

(ss) No Registration Rights. Except as disclosed or incorporated by reference into the Prospectus, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the U.S. Securities Act or a prospectus under Canadian Securities Laws, as applicable, with respect to any securities of the Company or to require the Company to include such securities with the Placement Shares registered pursuant to the Registration Statement;

(tt) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Placement Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, will not be registered or required to be registered as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(uu) Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares;

(vv) Data. Any statistical and market and industry-related data included in the Registration Statement or the Prospectus is based on or derived from sources which the Company believes to be reliable and accurate and all such data included in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived;

(ww) Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, without limitation, the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xx) Sanctions.

(i)Neither of the Company nor any of the Subsidiaries (for purposes of this Section 6(ss), collectively, the “Entity”), nor to the knowledge of the Entity, any director, executive officer, employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or that is owned or controlled by a person that is:

(A)the target of any sanctions administered or enforced by the U.S. Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”, and such persons each a “Sanctioned Person”), or

(B)located, organized or resident in a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of the Ukraine) (each a “Sanctioned Country”), except to the extent permitted by OFAC.

(ii)The Entity will not, directly or indirectly, use the proceeds of the offering of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A)for the purpose of funding or facilitating any activities or business of or with any Sanctioned Person or in any Sanctioned Country, in each case as of the time of such funding or facilitation, except to the extent authorized under applicable Sanctions; or

(B)in any other manner that will result in a violation of Sanctions by any person solely as a result of the Company making such proceeds from the offering available to any such person.

(iii)For the past five (5) years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Sanctioned Person, or in any Sanctioned Country, except to the extent authorized under applicable Sanctions;

(yy) No Canadian Securities Commissions Filings. The Company is exempt from the prospectus requirement under applicable Canadian Securities Laws in British Columbia pursuant to BC Instrument 72-503 Distribution of Securities outside British Columbia and there are no documents required to be filed as of the date hereof with the Applicable Canadian Securities Commissions or with any other Canadian securities regulatory authority in connection with the offering of the Placement Shares that have not been filed as required, provided that: (i) the distribution of Placement Shares is made either (a) to a purchaser that is not resident in Canada, or (b) on or through the facilities of an exchange or market outside Canada and the Company has no reason to believe that the purchaser is resident in Canada, (ii) the Company has filed a registration statement in accordance with U.S. federal securities laws registering the Placement Shares and that registration statement has become effective and (iii) the Company files with the Applicable Canadian Securities Commissions such registration statement and any supplement thereto as soon as practicable following the filing thereof with the Commission;

(zz)

 Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(aaa) Continuous Disclosure. The Company is in compliance in all material respects with its timely and continuous disclosure obligations under the Applicable Securities Laws and the Canadian Securities Laws, including insider reporting obligations, and, without limiting the generality of the foregoing, there has been no material change that has occurred since December 31, 2022, which has not been publicly disclosed. The information and statements in the Prospectus were true and correct in all material respects as of the respective dates of such information and statements and at the time any such documents were filed on EDGAR or SEDAR and, except as may have been corrected by subsequent disclosure, do not contain any misrepresentations and no material facts have been omitted therefrom which would make such information materially misleading. The Company has not filed any confidential material change reports which remain confidential as at the date hereof. To the knowledge of the Company, there are no circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part 16.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (British Columbia) and analogous provisions under the other Applicable Canadian Securities Commissions;

(bbb) Transfer Agent. Computershare Investor Services Inc. (the “Transfer Agent”) at its principal office in Vancouver, British Columbia has been duly appointed as the registrar and transfer agent in respect of the Common Shares;

(ccc)  Absence of Rights. Other than options, restricted share units, or other equity awards granted under the Company’s equity incentive plans described in the Prospectus, or as otherwise disclosed in the Prospectus and in respect of the Participation Agreement and to the offering and sale of the Placement Shares as contemplated herein (the “Offering”), no person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(ddd) Dividends. There is not, in the constating documents, notice of articles, articles or in any other Material Agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of the Common Shares;

(eee) Reporting Issuer Status. The Company is a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Applicable Canadian Securities Commissions and in particular, without limiting the foregoing, and as of the date hereof, the Company is in compliance in all material respects with its obligations to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the Applicable Canadian Securities Commissions;

(fff) Smaller Reporting Company. As of the effective date of the Registration Statement and the date of this Agreement, the Company has been and is a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations;

(ggg) Emerging Growth Company. As of the effective date of the Registration Statement and the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(hhh) No Voting Agreements. The Company is not a party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or its Subsidiaries;

(iii) Minute Books. As of the date of this Agreement and each Representation Date, the minute books, resolutions and records of the Company and the Subsidiaries which the Company has or will be made available to the Agent and their counsel Hunton Andrews Kurth LLP in connection with their due diligence investigation of the Company and the Subsidiaries for the period from August 26, 2021 to the date of examination thereof are all of the minute books and all of the records of the Company and the Subsidiaries for such period and contain copies of all constating documents, including all amendments thereto, and all proceedings of securityholders and directors (and committees thereof), and are complete in all material respects;

(jjj) Fees and Commissions. Other than the Agent pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the offer and sale of the Placement Shares;

(kkk) Related Parties. Except as disclosed in the Prospectus, other than parties to the Participation Agreement, none of the current directors, officers or employees of the Company, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction with the Company which, as the case may be, materially affected, is material to or is reasonably expected to materially affect the Company and the Subsidiaries on a consolidated basis;

(lll) No Loans. Except as disclosed in the Prospectus, the Company is not a party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees or any person not dealing at “arm’s length” with the Company;

(mmm) Directors and Officers. None of the current or proposed directors or officers of the Company are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(nnn) Shareholder Approvals. Except as required under the Participation Agreement, there is no requirement under any agreement or applicable laws (including Applicable Securities Laws) or otherwise, for the Company to obtain the approval of its shareholders to complete the Offering;

(ooo) Entitlement to Proceeds. Other than the Company (and the Agent in respect of the Agent’s commission and expenses), there is no person that is or will be entitled to the proceeds of the offering under the terms of any Material Agreement, or other instrument or document (written or unwritten);

(ppp) Full Disclosure. All information which has been prepared by the Company relating to the Company, the Subsidiaries and their businesses, properties and liabilities and provided to the Agent including all financial, marketing, sales, operational information, as well as disclosure and information relating to the construction and development of the Stibnite Gold Project provided to the Agent is, taken as a whole, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information, taken as a whole with all such information provided, including information the Company publicly filed or disclosed, materially misleading;

(qqq) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual);

(rrr) Underwriter Agreement. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction;

(sss) Agent Purchases. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect, provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent;

(ttt) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(uuu) Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares;

(vvv) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other similar taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with;

(www) Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all known material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, and security of all IT Systems and data, including all Personal Data (as defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), (v) any “personal information” as defined by the California Consumer Privacy Act, as amended by the California Privacy Rights Act of 2020 (collectively, “CCPA”) and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification;

(xxx) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA and CCPA (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or (iii) is a party to any order, decree, or agreement with a governmental or regulatory authority that imposes any obligation or liability under any Privacy Law; and

(yyy) No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering.

Any certificate signed by any officer of the Company delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

7.	Covenants of the Company. The Company covenants and agrees with the Agent that:
(a)

Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information with respect to the Placement Shares or the Prospectus, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed), (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus (except for documents incorporated by reference) relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing, if such filing does not name the Agent and does not reference the transactions contemplated hereunder; and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); provided, however, that the Company may delay any such amendment or supplement, if in the reasonable judgment of the Company, it is in the best interest of the Company to do so. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of the Placement Shares;

(b)

Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus;

(c)

Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other applicable provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement, if in the reasonable judgment of the Company, it is in the best interest of the Company to do so. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of the Placement Shares;

(d)

Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the TSX and the Nasdaq;

(e)

Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR;

(f)

Earning Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earning statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act; provided, that the Company will be deemed to have furnished such statement to its security holders to the extent it is available on EDGAR;

(g)	Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds”;
(h)

Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the sixtieth (60th) day immediately following the termination of this Agreement by the Company; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, or any other award (including performance awards, restricted stock units or restricted shares) pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented,

(ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights or awards in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, (iii) Common Shares, or securities convertible into or exercisable for Common Shares, offered and sold in privately negotiated transactions to vendors, customers, strategic partners or potential strategic partners or hereby, provided that the aggregate number of shares issued pursuant to this clause (iii) shall not exceed five percent (5%) of the total number of Common Shares outstanding immediately prior to giving effect to such sale or issuance, and (iv) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes;

(i)

Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement;

(j)

Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request;

(k)

Required Filings Relating to Placement of Placement Shares. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Placement Shares sold through the Agent under this Agreement, and the net proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. To the extent that the filing of a prospectus supplement with the Commission with respect to the placement of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”)), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market;

(l)

Representation Dates; Certificate. (1) On or prior to the date of the first Placement Notice and (2) each time the Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares, (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K), (iii) files its quarterly reports on Form 10-Q under the Exchange Act, or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate dated the Representation Date, in the form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit A, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(l) shall be automatically waived for any Representation Date occurring at a time during which no Placement Notice is pending or a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which the requirement to provide a certificate under this Section 7(l) is not waived pursuant to the terms thereof. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver or Suspension was in effect and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement Shares or the Agent sells any Placement Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 7(l) dated as of the date that the instructions for the sale of Placement Shares are issued;

(m)

Legal Opinion. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent (i) a written opinion and negative assurance letter of Vinson & Elkins LLP, outside United States securities law counsel for the Company, or other counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit B-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented and (ii) a written opinion of Cozen O’Connor LLP, outside Canadian counsel for the Company, or other counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit B-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to the Agent no more than one opinion and negative assurance letter from each of Vinson & Elkins LLP and one opinion from Cozen O’Connor LLP hereunder per calendar quarter; provided, further, that in lieu of such opinions or negative assurance letters for subsequent periodic filings under the Exchange Act, counsels may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion or negative assurance letter, as the case may be, delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter);

(n)

Comfort Letter. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any transaction or event requiring the filing of a Current Report on Form 8-K containing material financial information (including the restatement of the Company’s financial statements). The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance reasonably satisfactory to the Agent and the Accountant (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter;

(o)

Market Activities; Compliance with Regulation M. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent;

(p)

Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act;

(q)

No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder;

(r)

Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement);

(s)

Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared;

(t)

Constating Certificate; Further Documentation. Prior to the date of the first Placement Notice, the Company shall deliver to the Agent a certificate of an executive officer of the Company and attested to by another executive officer of the Company, dated as of such date, with respect to the following matters (i) the constating documents of the Company attached to the certificate are full, true and correct copies, unamended, and in effect on the date thereof, (ii) the resolutions, minutes or other records of various proceedings and actions of the Company’s board of directors or other body or bodies attached to the certificate relating to the matters contemplated by this Agreement are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof and (iii) the incumbency and signatures of signing officers of or on behalf of the Company. Within five (5) Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request;

(u)	Emerging Growth Company Status. The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement; and
(v)

Reserve Engineer Certificate. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l)(2)(i), Section 7(l)(2)(ii) and any Representation Date in which a new technical report summary pursuant to S-K 1300 or a new technical report prepared in accordance with NI 43-101 is issued by the Company, for which no waiver is applicable, the Company shall cause one of its internal reserve engineers to furnish the Agent a certificate (the “Reserve Engineer Certificate”); provided, that if requested by the Agent, if the Company files a new technical report or technical report summary on a Current Report on Form 8-K, the Company shall cause a Reserve Engineer Certificate to be furnished to the Agent within ten (10) Trading Days of the filing of such Current Report on Form 8-K . The Reserve Engineer Certificate shall be in a form and substance reasonably satisfactory to the Agent.

8.

Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of Agent including but not limited to the fees and expenses of the counsel to the Agent, (a) in an amount not to exceed $60,000 in connection with, and payable upon, the execution of this Agreement, (b) in an amount not to exceed $20,000 per calendar quarter thereafter payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, and (c) in an amount not to exceed $20,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agent’s counsel, (vii) the printing and delivery to the Agent of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agent shall deem necessary, (viii) the preparation, printing and delivery to the Agent of copies of the blue sky survey, (ix) the fees and expenses of the transfer agent and registrar for the Common Shares, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the fees of the Agent’s counsel (subject to the cap, set forth in clause (v) above) and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on the TSX and the Nasdaq.

9.

Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)

Registration Statement Effective. The Registration Statement shall be effective and shall be available for the (i) resale of all Placement Shares issued to the Agent and not yet sold by the Agent and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice;

(b)

No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus, which amendments or supplements have not, as of the time of such Placement, been made, (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which changes have not, as of the time of such Placement, been made;

(c)

No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading;

(d)

Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus;

(e)

Legal Opinions. The Agent shall have received the opinions and negative assurance letters required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m);

(f)

Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n);

(g)

Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l);

(h)	No Suspension. Trading in the Common Shares shall not have been suspended on the TSX or the Nasdaq and the Common Shares shall not have been delisted from the TSX or the Nasdaq;
(i)

Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof;

(j)

Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424;

(k)

Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the TSX and the Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the TSX and the Nasdaq at, or prior to, the issuance of any Placement Notice and the TSX and the Nasdaq shall have reviewed such application and not provided any objections thereto;

(l)	FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agent as described in the Prospectus;
(m)	No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a); and
(n)

Reserve Engineer Certificate. The Agent shall have received the Reserve Engineer Certificate required to be delivered pursuant to Section 7(v) on or before the most recent date on which such delivery of such Reserve Engineer Certificate is required pursuant to Section 7(v).

10.	Indemnification and Contribution.

(a)

Company Indemnification. The Company agrees to indemnify and hold harmless the Agent and each of its directors, officers, and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the U.S. Securities Act or Section 20(a) of the Exchange Act, against any and all losses (other than loss of profits), liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable and documented attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the U.S. Securities Act, the Exchange Act, Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of, are based upon or are caused or incurred, whether directly or indirectly, by reason of any (i) untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation made in the Prospectus in reliance upon and in strict conformity with the Agent Information.

(b)

Agent Indemnification. Agent agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers and employees of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the U.S. Securities Act or Section 20(a) of the Exchange Act, against any losses (other than loss of profits), liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable and documented attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the U.S. Securities Act, the Exchange Act, Canadian Securities Laws or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon or are caused or incurred, whether directly or indirectly, by reason of any (i) untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation made therein in reliance upon and in strict conformity with the Agent Information. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the second sentence of the second paragraph and the sixth, ninth and tenth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c)

Procedure. Promptly after receipt by an indemnified party under Section 10(a) or 10(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, based on the legal opinion of external legal counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable and documented fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by the Agent. No indemnifying party or indemnified party shall, without the written consent of the indemnified party (in the case of the indemnifying party) or the indemnifying party (in the case of the indemnified party), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party or indemnifying party, as applicable, is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (in the case of the indemnifying party) or the indemnifying party (in the case of the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or indemnifying party, as applicable.

(d)

Contribution. If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Placement Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other hand in connection with the offering of the Placement Shares shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Agent. The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just or equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d). Notwithstanding the provisions of this Section 10(d), the Agent shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
11.

Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.	Termination.
(a)

The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of the Agent is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Common Shares has been suspended or limited by the Commission, the TSX or the Nasdaq, or if trading generally on the TSX or the Nasdaq has been suspended or limited, or minimum prices for trading have been fixed on the TSX or the Nasdaq, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 13 (Notices).

(b)

The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)

The Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)

This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(e)

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13.

Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention:Capital Markets

Facsimile:

Email:

and:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention:General Counsel

Facsimile:

Email:

with a copy to:

Hunton Andrews Kurth LLP
200 Park Avenue
New York, New York 10166
Attention: Rich Kronthal and Phil Haines

Email:

Stikeman Elliott LLP
5300 Commerce Court West, 199 Bay Street
Toronto, Ontario, Canada M5L 1B9
Attn: Ivan Grbešić

Facsimile:

Email:

and if to the Company, shall be delivered to:

Perpetua Resources Corp.
405 S. 8th Street, Suite 201
Boise, Idaho 83702
Attention: Chief Financial Officer

Facsimile:

Email:

with a copy to:

Vinson & Elkins LLP

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attention:Shelley Barber; Joanna Enns

Telephone:

Facsimile:

Email:

Cozen O’Connor LLP

Bentall 5, 550 Burrard Street, Suite 2501

Vancouver, British Columbia V6C 2B5

Attention:Lucy Schilling

Telephone:

Facsimile:

Email:

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the TSX or the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified herein or hereafter by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent but with written notice to the Company, so long as such affiliate is a registered broker dealer.

15.

Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16.

Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17.

GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.

CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.

Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21.

Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit C hereto are Permitted Free Writing Prospectuses.

22.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)

the Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)	it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)

neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)

it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)

it waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

23.	Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Canadian Securities Commissions” means the Qualifying Authorities in the Canadian Qualifying Jurisdictions.

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) each Settlement Date.

“Canadian Securities Laws” means the applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Canadian Qualifying Jurisdictions.

“Canadian Qualifying Jurisdictions” means each of the provinces of Canada, other than Québec.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

“Qualifying Authorities” means the securities regulatory authorities.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

PERPETUA RESOURCES CORP.

By:	/s/ Jessica Largent
	Name:	Jessica Largent
	Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelley
Name: Sage Kelley
Title: Global Head of Investment Banking

SCHEDULE 1

Form of Placement Notice

From:	Perpetua Resources Corp.

To:	Cantor Fitzgerald & Co.
Attention: [•]

Subject:	Placement Notice
Date:	[•], 20[•]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Perpetua Resources Corp., a corporation incorporated under the Business Corporations Act (British Columbia) and having its head office located in Boise, Idaho (the “Company”), and Cantor Fitzgerald & Co. (“Agent”), dated May 12, 2023, the Company hereby requests that the Agent sell up to [•] of the Company’s common shares without par value, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 3.0 % of the aggregate gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

Marcelo Kim

Jessica Largent

The Agent

Sameer Vasudev

With copies to:

CFCEO@cantor.com

SCHEDULE 4

Subsidiaries
Name of Subsidiary	Percentage Owned (Directly or Indirectly)
Idaho Gold Resources Company, LLC	100%
Perpetua Resources Idaho, Inc.	100%

Exhibit A

Form of Representation Date Certificate Pursuant to Section 7(l)

The undersigned, the duly qualified and elected [•], of Perpetua Resources Corp., a corporation incorporated under the Business Corporations Act (British Columbia) and having its head office located in Boise, Idaho, (the “Company”) does hereby certify in such capacity and not in [his][her] personal capacity, and on behalf of the Company, pursuant to Section 7(l) of the Sales Agreement, dated May 12, 2023 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

PERPETUA RESOURCES CORP.

By:
Name:
Title:

Date: [•]

Exhibit B-1

Form of Legal Opinion and Negative Assurance Letter Pursuant to Section 7(m)(i)

Exhibit B-2

Form of Legal Opinion Pursuant to Section 7(m)(ii)

Exhibit C

Permitted Free Writing Prospectus

None.